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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements of Aurora Communications, LLC included in the Registration Statement (Form S-1) and related Prospectus of Nassau Broadcasting Corporation for the registration of $190 million of class A common stock.


                                                           /s/ Ernst & Young LLP



New York, New York
May 8, 2000